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Safeway Inc.

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Steven A. Burd

Chairman, President and Chief Executive Officer

Safeway Inc.

If you’re looking for dissent in the grocery industry these days, you don’t have to look far. The just-concluded Southern California strike captured national headlines with its super-heated rhetoric, civil disobedience and televised rallies, marches and protests.

But even in these contentious times, there is one fact on which all most reasonable people would agree—the food retailing marketplace has changed dramatically. Massive, non-union, often well capitalized retailers are carving out ever-larger slices of the consumer’s food budget. Enjoying labor expenses as much as $12 per hour lower than that of their established competition, these non-union players have the traditional supermarkets squarely in their sights.

Unless conventional operators act decisively, the neighborhood supermarket and the high-paying jobs it provides will become relics of history.

What form should that action take? The first step is to narrow the labor cost gap between the supermarkets and their non-union competitors. What took place in Southern California was driven by a fundamental necessity on the part of the unionized chains to reduce cost to better compete with the discounters on price. The alternative for all three companies was grim—do nothing and ultimately lose your entire market. In Southern California, this first step to narrow the labor cost gap was taken through an agreement between union grocers and the United Food and Commercial Workers Union. The settlement has the important earmarks of other recently settled agreements in other parts of the U.S. and Canada. We restructured the contract without lowering the wages of current employees. Our current store employees will continue to receive above-market wages, health care benefits and pensions, while new hires will receive compensation modestly above the prevailing market standard.

It is impossible to overstate the importance of this first step. However, simply narrowing the wage and benefits gap won’t create a future for the neighborhood supermarket. To secure that place in the future, we have to be willing to come to a new understanding of the market and our place in it.

As is the case in any journey that matters, the first step requires courage. Business leaders who take it must be prepared to be demonized as heartless profiteers. Newspapers will juxtapose the grocery company’s profits and executive salaries with the financial hardships facing grocery workers. Press coverage during a labor dispute will make little room for an explanation that sales and earnings growth are not evil, but rather the fuel that allows retail companies to invest in new stores and remodels.

Investors who provide the essential capital to operate and grow the business demand a market return. As a non-dividend paying public company that return comes only if the share price increases year after year. This occurs only if sales and earnings grow. If we fail achieve these investor objectives they will demand a return of their capital, growth will stop and well paying union jobs will disappear forever. The fact is grocery stores and grocery jobs are at risk, so courage and leadership are needed and the price of unflattering press must be paid.

It’s true that a small percentage of shoppers are driven purely by price. Increasingly, these will become patrons of the low-cost, low-service superstores and warehouse formats. Another small segment of the shopping public is destined for high-end or health food specialty stores.

But nearly three-quarters of shoppers find themselves somewhere between these two ends of the spectrum. It is this large group that will provide supermarkets—at least those brave enough to grasp it—a successful future.

Our ability to retain customers will hinge on our ability to distinguish ourselves from our low-cost competitors and from each other. At Safeway, we intend to do that by creating a new shopping experience—by excelling in each of the areas that customers consider most closely when choosing a grocery store.

Over the past eight years, our focus on customer service has yielded results our customers recognize and appreciate. Our people are the best in the industry and give us an edge going into the new marketplace.

We’re now bringing the same focus to establishing unrivaled quality in the critical “perimeter” of our stores. Consumer research is clear that the quality of meat and produce are essential to a customer’s choice of a grocer. Our development of Rancher’s Reserve beef, with rigid quality controls and a dedication to consistency, has taught us that customers will recognize and reward a distinctive difference in quality.

Processes now underway will yield the same result in our produce departments through a range of initiatives related to product handling, presentation and specifications. Customers who know that they will never find sweeter corn or more perfect peaches are less likely to be tempted away to a low-service competitor by the promise of saving a nickel.

But it isn’t just the items on our shelves that have to change. To remain the choice of shoppers, we must be committed to re-inventing the food shopping experience.

Traditionally, the grocery store has been essentially a self-service operation. We provided carts and price stickers and perhaps a guide to the store’s contents, and the customers more or less took it from there. We’ve adapted somewhat to changing habits and families, adding delis and a few ready-to-serve meals, but for the most part, we remain a self-service provider of ingredients.

The successful grocer of the years ahead will be more of a partner to the customer—a source of knowledge and expertise in food choices and preparation. And, the successful grocer will be one that works continually to expand his customer’s palate and shopping list—introducing the shopper to new foods that the grocer is uniquely positioned to provide.

The grocer who succeeds in the new marketplace will be one focused not merely on capturing a percentage of market share, but also on expanding the store’s share of what our customers actually consume.

This means evolving beyond the business of selling ingredients, and instead actively pursuing more of the dollars our customers spend on take-out food and restaurant meals. It means going beyond rotisserie chickens and packaged salads and becoming a provider of quality meals worthy of being served in fine restaurants.

The competitive battles ahead of us are enormous. But as the owners of neighborhood supermarkets, we must remember that these battles will be fought on ground that belongs to us. By understanding our strengths and enhancing them, we will not only survive, but succeed in the new grocery marketplace.

SECURITY HOLDERS ARE ADVISED TO READ THE COMPANY’S PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN AVAILABLE, INVESTORS CAN GET THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT THE WEB SITE OF THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS CAN OBTAIN FOR FREE FROM THE COMPANY A COPY OF THE PROXY STATEMENT WHEN IT IS AVAILABLE.

Contact: Brian Dowling 925-467-3787

Safeway Statement Re: April 5, 2004 Pension Fund Press Conference

“Safeway has plans in place to improve performance, and our efforts to maximize shareholder value are well underway,” said Brian Dowling, vice president of Safeway Inc. “Safeway is firmly committed to good corporate governance and has put in place an ongoing process to listen to shareholders and continually improve our governance practices.”

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SECURITY HOLDERS ARE ADVISED TO READ THE COMPANY’S PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN AVAILABLE, INVESTORS CAN GET THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT THE WEB SITE OF THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS CAN OBTAIN FOR FREE FROM THE COMPANY A COPY OF THE PROXY STATEMENT WHEN IT IS AVAILABLE.